                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____


                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)

                         MCI Communications Corporation
               (Exact name of obligor as specified in its charter)

Delaware                                                     52-0886267
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

     1801 Pennsylvania Avenue, N.W.
     Washington, DC                                          20006
(Address of principal executive offices)                     (Zip Code)


                                 Debt Securities
                       (Title of the indenture securities)

Item 1.           General Information.

                  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising
                      authority to which it is subject.

                      Name                                    Address
                      Comptroller of the Currency             Washington, D.C.

                      Federal Reserve Bank of New York        New York, NY
                      33 Liberty Street
                      New York, NY

                      Federal Deposit Insurance Corporation   Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust
                      powers.

                      Yes.

Item 2.           Affiliations with Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                      None.

Item 16.          List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                  Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                  Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                  Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                  Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                  Exhibit 5 - Not applicable.

                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1996 - attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.


                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of August, 1996.



                                 CITIBANK, N.A.

                                 By  /s/Carol Ng
                                    ----------------------
                                    Carol Ng
                                    Vice President

                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31, 1996 - attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.




                                    SIGNATURE

                  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of August, 1996.



                                 CITIBANK, N.A.

                                 By
                                       ---------------------------
                                       Carol Ng
                                       Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF

                                 Citibank, N.A.

of New York in the State of New York, at the close of business on March 31, 1996, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS

                                                                                          Thousands
                                                                                         of dollars
Cash and balances due from de-
        pository institutions:
        Noninterest-bearing balances
        and currency and coin ..................................................        $  6,263,000
Interest-bearing balances ......................................................          11,310,000
Held-to-maturity securities ....................................................                   0
Available-for-sale securities ..................................................          17,720,000
Federal funds sold and securities
        purchased under agreements to
        resell in domestic offices of the
        bank and of its Edge and Agree-
        ment subsidiaries, and in IBFs:
        Federal funds sold .....................................................           2,356,000
        Securities purchased under
        agreements to resell ...................................................             345,000
Loans and lease financing receiv-
        ables:
        Loans and Leases, net of un-
        earned income ..........................................................        $146,770,000
        LESS: Allowance for loan
        and lease losses .......................................................           4,381,000
        LESS: Allocated transfer
        risk reserve ..............................................           0
                                                                   ------------
Loans and leases, net of un-
        earned income, allowance,
        and reserve ............................................................         142,389,000
Trading assets .................................................................          26,109,000
Premises and fixed assets (includ-
        ing capitalized leases) ................................................           3,467,000
Other real estate owned ........................................................             750,000
Investments in unconsolidated
        subsidiaries and associated com-
        panies .................................................................           1,213,000
Customers' liability to this bank
        on acceptances outstanding .............................................           1,848,000
Intangible assets ..............................................................              75,000
Other assets ...................................................................           7,402,000
                                                                                        ------------
TOTAL ASSETS ...................................................................        $221,247,000
                                                                                        ============
LIABILITIES
Deposits:
        In domestic offices ....................................................        $ 33,945,000
        Noninterest-bearing ....................................................          11,163,000
        Interest-bearing .......................................................          22,782,000
In foreign offices, Edge and
        Agreement subsidiaries, and
        IBFs ...................................................................         125,659,000
        Noninterest-bearing ....................................................           7,927,000
        Interest-bearing .......................................................         117,732,000
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
        Federal funds purchased ................................................           1,486,000
        Securities sold under agreements to repurchase .........................             441,000
        Demand notes issued to the U.S. Treasury ...............................                   0
Trading liabilities ............................................................          16,175,000
Other borrowed money:
        With a remaining maturity of one
        year or less ...........................................................           8,137,000
        With a remaining maturity of more
        than one year ..........................................................           5,260,000
Mortgage indebtedness and obli-
        gations under capitalized leases .......................................             101,000
Bank's liability on acceptances ex-
        ecuted and outstanding .................................................           1,876,000
Subordinated notes and
debentures .....................................................................           4,700,000
Other liabilities ..............................................................           8,310,000
                                                                                        ------------
TOTAL LIABILITIES ..............................................................        $206,090,000
                                                                                        ============
Limited-life preferred stock
        and related surplus ....................................................                   0
EQUITY CAPITAL
Perpetual preffered stock
        and related surplus ....................................................                   0
Common stock ...................................................................        $    751,000
Surplus ........................................................................           6,830,000
Undivided profits and capital re-
        serves .................................................................           8,106,000
Net unrealized holding gains (losses)
        on available-for-sale securities .......................................              32,000
Cumulative foreign currency
        translation adjustments ................................................            (562,000)
                                                                                        ------------
TOTAL EQUITY CAPITAL ...........................................................        $ 15,157,000
                                                                                        ------------
TOTAL LIABILITIES, LIMITED-
        LIFE PREFERRED STOCK, AND
        EQUITY CAPITAL                                                                  $221,247,000
                                                                                        ============


I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                 ROGER W. TRUPIN

We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                                                                 PAUL J. COLLINS
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                       DIRECTORS